Exhibit 99.1

        New President and Board of Directors Appointed for Nova

           FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--April 11, 2003--Nova Natural Resources Corporation (OTCBB:NVNU) announced the change in the Board of Directors and appointment of Mr. Chris Tse as the President and Chief Executive Officer.
           The Board of Directors on March 16, 2003 unanimously agreed to the following:

           -- authorize the company to secure a convertible note from Henan Zhenyuen (Group) Co., LTD, for the purpose of bringing the company reporting current and provide funding to evaluate and implement strategic alternatives the new president and board members bring to the Nova

           -- appoint three new Directors effective immediately: Ms. Li Wang, Mr. Yanbo Yin and the reappointment of Mr. Chris Tse

           -- the appointment of Mr. Chris Tse as the Company President and Chief Executive Officer

           -- the resignation of Mr. Edward Chan as the President and Chief Executive Officer

           --  the resignation of Mr. Han Zhende as a Director

           Mr. Chris Tse, the new President and CEO stated that, "I am excited to rejoin NOVA and the new team is currently working to `CLEAN-UP' and reposition NOVA to take advantage of the many opportunities that exist in China."
           This press release contains forward-looking statements identified by words such as "believe," "expect," "anticipates" and similar expressions. Actual results might differ materially from those projected in, expressed in or implied by the forward-looking statements. Nova cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.
           Some paragraphs of this press release, particularly those describing Nova's strategies, operating expenses reductions and business plans, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended and Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Nova is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other actors, any of which could have an adverse effect on the business plans of Nova, its reputation in the industry or its expected financial return from operations. Factors such as these could have an adverse effect on Nova's results of operations. In light of significant uncertainties not included in the forward-looking statements herein, the inclusion of such information should not be regarded as a representation by Nova that it will be achieved.

    CONTACT: For Nova Natural Resources Corporation, Weston, Fla.
             Wayne Doss, 954/849-9507
             wayne@compusource.net